Exhibit 99.1

Ark Restaurants Announces Financial Results for the
Fourth Quarter and Fiscal Year Ended 2018

CONTACT:

Anthony J. Sirica

(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York – December 19, 2018 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and fiscal year ended September 29, 2018.

Total revenues for the three-month period ended September 29, 2018 were $40,562,000 versus $39,467,000 for the three months ended September 30, 2017.

Total revenues for the year ended September 29, 2018 were $159,990,000 versus $153,877,000 for the year ended September 30, 2017. The year ended September 29, 2018 includes revenues of $10,141,000 related to Sequoia DC versus $4,409,000 for the year ended September 30, 2017. Sequoia DC was closed for renovation for the entire second quarter and third quarters of 2017. The year ended September 30, 2017 includes revenues of $3,867,000 related to three properties that were closed prior to fiscal 2018.

Company-wide same store sales increased 1.7% for the three-month period ended September 29, 2018 compared to the same three month period last year.

The Company’s EBITDA from restaurant operations, adjusted for non-controlling interests and non-cash stock option expense, for the three-month period ended September 29, 2018 was $2,120,000 versus $2,880,000 during the same three-month period last year.

The Company’s EBITDA from restaurant operations, adjusted for non-controlling interests and non-cash stock option expense, for the year ended September 29, 2018 was $9,735,000 versus $9,194,000 last year. EBITDA from restaurant operations for the year ended September 30, 2017 excludes a one-time gain of $1,637,000 recognized in connection with the sale of real estate.

Net income for the three-month period ended September 29, 2018 was $1,007,000 or $0.29 per basic share, $0.28 per diluted share, compared to $1,311,000 or $0.38 per basic, $0.37 per diluted share, for the same three-month period last year.

Net income for the year ended September 29, 2018 was $4,655,000 or $1.35 per basic, $1.31 per diluted share, compared to $4,039,000, or $1.18 per basic share, $1.14 per diluted share, last year.

On December 22, 2017 the U.S. government enacted comprehensive tax reform commonly referred to as the Tax Cuts and Jobs Act (“TCJA”). Under Accounting Standards Codification (“ASC”) 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The TCJA makes broad and complex changes to the U.S. tax code, including, but not limited to: (1) reducing the U.S. federal corporate tax rate from 35% to 21% effective January 1, 2018; (2) changing rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; (3) accelerated expensing on certain qualified property; (4) creating a new limitation on deductible interest expense to 30% of tax adjusted EBITDA through 2021 and then 30% of tax adjusted EBIT thereafter; (5) eliminating the corporate alternative minimum tax; and (6) further limitations on the deductibility of executive compensation under IRC §162(m) for tax years beginning after December 31, 2017. As the reduction in the U.S. federal corporate tax rate is administratively effective on January 1, 2018, our blended U.S. federal tax rate for the year ended September 29, 2018 was approximately 24%.

In connection with the TCJA, the Company recorded an income tax benefit of $1,382,000 related to the re-measurement of our deferred tax assets and liabilities for the reduced U.S. federal corporate tax rate of 21%. The Company’s accounting for the TCJA is complete as of September 29, 2018 with no significant differences from our provisional estimates recorded during interim periods.

Ark Restaurants owns and operates 20 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, NV and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located in Boston, Massachusetts, two are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino consist of one fast food concept. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include the Rustic Inn in Dania Beach, Florida and Shuckers, located in Jensen Beach and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores, Alabama and one in Spanish Fort, Alabama.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.

Consolidated Statements of Income

For the 13 and 52-week periods ended September 29, 2018 and September 30, 2017

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
	September 29,	September 30,	September 29,	September 30,
	2018	2017	2018	2017

TOTAL REVENUES	$40,562	$39,467	$159,990	$153,877

COST AND EXPENSES:

Food and beverage cost of sales	11,204	10,784	43,036	41,597
Payroll expenses	14,235	13,672	55,620	53,074
Occupancy expenses	4,744	4,063	18,577	17,100
Other operating costs and expenses	5,464	5,300	21,437	20,690
General and administrative expenses	2,752	2,805	11,214	11,504
Depreciation and amortization	1,237	999	5,074	4,541

Total costs and expenses	39,636	37,623	154,958	148,506

RESTAURANT OPERATING INCOME	926	1,844	5,032	5,371

Gain on sale of Ark Jupiter RI, LLC	-	-	-	1,637

OPERATING INCOME	926	1,844	5,032	7,008

OTHER (INCOME) EXPENSE:

Interest expense, net	315	239	1,106	583
Total other expense, net	315	239	1,106	583

INCOME BEFORE PROVISION FOR INCOME TAXES	611	1,605	3,926	6,425

Provision (benefit) for income taxes	(486)	331	(1,147)	1,668

CONSOLIDATED NET INCOME	1,097	1,274	5,073	4,757

Net income attributable to non-controlling interests	(90)	37	(418)	(718)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$1,007	$1,311	$4,655	$4,039

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.29	$0.38	$1.35	$1.18
Diluted	$0.28	$0.37	$1.31	$1.14

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,448	3,425	3,439	3,424
Diluted	3,535	3,526	3,549	3,531

EBITDA Reconciliation:
Restaurant operating income	$926	$1,844	$5,032	$5,371
Interest expense, net	(315)	(239)	(1,106)	(583)
Restaurant income before provision for income taxes	611	1,605	3,926	4,788
Gain on sale of Rustic Inn, Jupiter property	-	-	-	1,637
Pre tax income	$611	$1,605	$3,926	$6,425
Depreciation and amortization	1,237	999	5,074	4,541
Interest expense, net	315	239	1,106	583
EBITDA (a)	$2,163	$2,843	$10,106	$11,549

EBITDA, adjusted for non-controlling interests, non-cash stock option expense and Ark Jupiter RI, LLC gain:
EBITDA (as defined) (a)	$2,163	$2,843	$10,106	$11,549
Net (income) loss attributable to non-controlling interests	(90)	37	(418)	(718)
Non-cash stock option expense	47	-	47	-
Gain on sale of Ark Jupiter RI, LLC	-	-	-	(1,637)
EBITDA from restaurant operations, as adjusted	$2,120	$2,880	$9,735	$9,194

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.